UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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The Hallwood Group Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
SOLICITATION OF PROXIES
PROPOSAL NO. 1 ELECTION OF DIRECTORS
APPROVAL OF THE PROPOSAL TO AMEND THE SECOND RESTATED CERTIFICATE OF INCORPORATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR 2008
OPTION EXERCISES AND STOCK VESTED FOR 2008
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
COMPENSATION OF DIRECTORS
DIRECTOR COMPENSATION FOR 2008
EMPLOYMENT AGREEMENTS
PROCEDURES FOR DIRECTOR NOMINATIONS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT FEES
STOCKHOLDER PROPOSALS
OTHER BUSINESS
Annex A

THE HALLWOOD GROUP INCORPORATED

NOTICE OF ANNUAL MEETING

Dear Hallwood Group Stockholder:

On behalf of the board of directors, you are cordially invited to attend the Annual Meeting of Stockholders of The Hallwood Group Incorporated (the “Company”). The annual meeting will be held on Wednesday, May 13, 2009, at 3:30 p.m. eastern time, at the offices of Hunton & Williams LLP, located at 200 Park Avenue, 52nd Floor, New York, New York 10166. If you plan to attend the meeting, please contact Mr. Richard Kelley, Vice President, Chief Financial Officer and Secretary at 800.225.0135 no later than Friday, May 8, 2009, and notify him that you or your authorized representative plan to attend the meeting, providing the name of the person(s) planning to attend on your behalf.

At the annual meeting we will:

1. Elect one director to hold office for three years and one director to hold office for one year;

2. Vote on a proposal to amend the Company’s Second Restated Certificate of Incorporation to reduce the minimum number of directors to three; and

3. Transact any other business properly presented at the meeting.

Only stockholders of record at the close of business on Friday, March 27, 2009, are entitled to notice of and to vote at the annual meeting.

By order of the Board of Directors

RICHARD KELLEY
Secretary

April 17, 2009

Only stockholders and their properly authorized representatives will be able to attend the 2009 Annual Meeting of Stockholders.

Your board of directors urges you to vote upon the matters presented. If you are unable to attend the meeting, please complete, sign, date and promptly return the enclosed proxy in the envelope provided. It is important for you to be represented at the meeting. Executing your proxy will not affect your right to vote in person if you are present at the annual meeting.

THE HALLWOOD GROUP INCORPORATED
3710 Rawlins, Suite 1500
Dallas, Texas 75219

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 13, 2009

This proxy statement and the accompanying proxy are first being mailed on or about April 17, 2009. The accompanying proxy is solicited by the board of directors of the Company.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.	Q:	Who is entitled to vote?
	A:	Stockholders of record at the close of business on Friday, March 27, 2009, the “record date,” are entitled to vote at the annual meeting.

2.	Q:	What may I vote on?
	A:	You may vote on:
(1) the election of one nominee to serve on the board of directors for three years and one nominee to serve on the board of directors for one year;
(2) a proposal to amend the Company’s Second Restated Certificate of Incorporation to reduce the minimum number of directors to three; and
(3) any other business properly presented at the meeting.

3.	Q:	How do I vote?
	A:	Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the nominees for director, FOR the approval of the amendment to the Company’s Second Restated Certificate of Incorporation and in the proxies’ discretion with respect to any other matter properly presented at the meeting. Abstentions, broker non-votes and proxies directing that the shares are not to be voted will not be counted as a vote in favor of the nominees or of the proposed amendment.

4.	Q:	How can I revoke my proxy?
	A:	You have the right to revoke your proxy at any time by:
(1) notifying our corporate secretary in writing before the meeting;
(2) voting in person; or
(3) returning a later-dated proxy card before the meeting.
Attending the meeting is not sufficient to revoke your proxy unless you also take one of the actions above.

5.	Q:	How does the board of directors recommend I vote on the proposal to elect the nominees for director?
	A:	Your board of directors recommends that you vote FOR both nominees for director.

6.	Q:	Why does the Company want to amend its Second Restated Certificate of Incorporation?
	A:	The Fifth article of the Company’s Second Restated Certificate of Incorporation requires that the number of directors constituting the board shall be a number not less than five nor more than fourteen. Two of the Company’s directors resigned effective as of November 13, 2008, leaving only three directors. Therefore, it is necessary to amend the Company’s Second Restated Certificate of Incorporation to decrease the minimum number of directors constituting the board from five to three.

7.	Q:	How does the board of directors recommend I vote on the proposal to amend the Company’s Second Restated Certificate of Incorporation?
	A:	Your board of directors recommends that you vote FOR the proposal to amend the Company’s Second Restated Certificate of Incorporation.

8.	Q:	How many shares can vote at the annual meeting?
	A:	As of the record date, there were 1,525,166 shares of common stock outstanding and entitled to vote at the annual meeting. You are entitled to one vote for each share of common stock you hold.

9.	Q:	What is a “quorum?”
	A:	A “quorum” is a majority of the outstanding shares. A quorum may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be valid. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. In addition, broker non-votes will be counted toward determining the presence of a quorum.

10.	Q:	What vote is required to elect the directors and approve the amendment?
	A:	A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is necessary to elect the nominees for director. The affirmative vote of the holders of a majority of the Company’s common stock is necessary to approve the proposal to amend the Company’s Second Restated Certificate of Incorporation. Abstentions and shares held by brokers that have been designated as not voted will be counted for purposes of determining a quorum, but will not be counted as votes cast in favor of the election of directors or the proposal. Mr. Gumbiner, the chairman of the board of directors, beneficially owns approximately 65.7% of the outstanding shares and, therefore, will determine the outcome of the election and the proposal to amend the Company’s Second Restated Certificate of Incorporation. He has indicated that he intends to vote his shares in favor of the nominees and approve the proposed amendment.

11.	Q:	Who may attend the annual meeting?
	A:	Only those stockholders who contact Mr. Richard Kelley at 800.225.0135 no later than Friday, May 8, 2009, and notify him that you or your authorized representatives plan to attend the meeting, providing the name of the person(s) planning to attend on your behalf, may attend the annual meeting.

SOLICITATION OF PROXIES

The cost of preparing, assembling, printing and mailing this proxy statement and the enclosed proxy form and the cost of soliciting proxies related to the annual meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who are beneficial owners of shares of common stock listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of the solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company and its subsidiaries, but no additional compensation will be paid to those individuals on account of their activities. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, for which it will be paid a fee of $2,500 plus reimbursement of reasonable out-of-pocket expenses. We estimate that Morrow & Co.’s total fees and expenses will be approximately $6,000.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s board of directors is divided into three classes serving staggered terms. Because the Board is divided into three classes, directors are generally elected to serve three year terms. As a result of the retirement of two of the Company’s directors during 2008, however, the two directors to be elected at this meeting are currently serving the same term. Therefore, at the annual meeting, you will elect one director to serve for three years and one director to serve one year.

The individuals named on the enclosed proxy card intend to vote for the election of the nominees listed below, unless you direct them to withhold your vote. Each of the nominees have indicated that he is able and willing to serve as a director. However, if for some reason either of the nominees is unable to stand for election or becomes unwilling to serve for good cause, the individuals named as proxies may vote for a substitute nominee(s). The nominees for director must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Below are the names and ages of the nominees and of the director whose term of office will continue after the annual meeting, the year in which each director was first elected as a director of the Company, their principal occupations or employment for at least the past five years and other directorships they hold.

Nominee for Election for a Three-Year Term Ending with the 2012 Annual Meeting

Anthony J. Gumbiner	Mr. Gumbiner, age 64, has served as a director and Chairman of the Board since 1981, and Chief Executive Officer of the Company since 1984. He also served as President and Chief Operating Officer from December 1999 to March 2005. He also serves as a director and Chairman of the board of directors of Hallwood Energy Management, LLC, the general partner of Hallwood Energy, L.P. (“Hallwood Energy”). He served as a director of Hallwood Realty, LLC, the general partner of Hallwood Realty Partners, L.P. (“HRP”) and its predecessor until HRP was sold in July 2004. Mr. Gumbiner was a director and officer of Hallwood Energy Corporation (“HEC”) until its sale in December 2004 and of Hallwood Energy III, L.P. (“HE III”) until its sale in July 2005. He has served as a non-executive chairman of The Local Radio Company PLC since November 2008. Mr. Gumbiner is also a solicitor of the Supreme Court of Judicature of England.

Nominee for Election for a One-Year Term Ending with the 2010 Annual Meeting

M. Garrett Smith	Mr. Smith, age 47, has served as a director since November 2004. He has been a general partner in Spinnerhawk Companies, a private investment fund, since February 2005. From December 2000 to February 2005, he was a Principal with BP Capital, LLC, a Dallas,

Texas-based investment firm specializing in the oil and gas industry, and as a General Partner and Portfolio Manager of BP Capital Energy Equity Fund, an energy hedge fund.

Director Continuing in Office Until the 2011 Annual Meeting

Charles A. Crocco, Jr.	Mr. Crocco, age 70, has served as a director since 1981. He is an attorney, who was Counsel to Crocco & De Maio, P.C. through March 2003. He is a Securities Arbitrator in proceedings brought under the auspices of the Financial Industry Regulatory Authority (formerly National Association of Securities Dealers). He also served as a director of First Banks America, Inc., a bank holding company, from 1989 until December 2002.

Except as indicated above, neither the nominees nor the continuing director hold a directorship in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, or subject to the requirements of Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Each of Messrs. Crocco and Smith are independent directors under the standards of the NYSE Amex, upon which the Company’s Common Stock is listed for trading. In determining the independence of Mr. Crocco, the Board considered that he has invested in Hallwood Energy on the same terms as other investors.

No family relationships exist between the nominees, the directors and the executive officers.

The board of directors unanimously recommends a vote “FOR” the election of the nominated individuals.

APPROVAL OF THE PROPOSAL TO AMEND THE

SECOND RESTATED CERTIFICATE OF INCORPORATION

The Fifth article of the Company’s Second Restated Certificate of Incorporation requires that the number of directors constituting the board shall be a number not less than five nor more than fourteen. Two of the Company’s directors resigned effective as of November 13, 2008, leaving only three directors. Therefore, it is necessary to amend the Company’s Second Restated Certificate of Incorporation to decrease the minimum number of directors constituting the board from five to three.

The amendment to the Second Restated Certificate of Incorporation would delete the Fifth article and substitute in lieu of such article a new article that would decrease the minimum number of directors. A copy of the proposed amendment is attached to this proxy statement as Annex A.

The affirmative vote of the holders of a majority of the Company’s common stock is required to approve the amendment. If approved at the annual meeting, the amendment will be effective upon the filing of the amendment with the Secretary of State of Delaware.

The board of directors unanimously recommends a vote “FOR” the approval of the amendment to the Company’s Second Restated Certificate of Incorporation.

Committees and Meetings of the Board of Directors

Messrs. Crocco (Chairman) and Smith currently serve as members of the Company’s audit committee. The audit committee met six times during 2008 and was charged with the responsibility of reviewing the annual audit report and the Company’s accounting practices and procedures, and recommending to the board of directors the independent registered public accounting firm to be engaged for the following year.

The board of directors does not have a standing nominating or compensation committee. Because Mr. Gumbiner owns more than 50% of the Company’s voting power, it is a “controlled company” under the rules of the NYSE Amex and is not required, nor does the Board believe it is necessary, to have separate nominating and compensation committees.

During the year ended December 31, 2008, the board of directors held eight meetings. Each director attended at least 75% of (1) the total number of meetings held by the board of directors, and (2) the total number of meetings held by all committees of the board of directors on which he served.

While the Company does not have a formal policy requiring them to do so, the Company encourages our directors to attend the annual meeting of stockholders and expects that they will. Last year all members of the board of directors attended the annual meeting. Each member of the board of directors has indicated his intent to attend the 2009 Annual Meeting.

Communication With Directors

The board of directors does not provide a formal process by which stockholders may send communications to the board of directors. The Company is a “controlled company” under the rules of the NYSE Amex and 65.7% of its voting securities are owned by a single stockholder. Consequently, the board of directors does not believe it is necessary to formalize such a communication process. However, stockholders may communicate with the Company or request information at any time by contacting Mr. Richard Kelley, Vice President, Chief Financial Officer and Secretary at 800.225.0135.

Code of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics that applies to all employees, including those officers responsible for financial matters. The Code of Business Conduct and Ethics may be accessed through the Company’s website at www.hallwood.com. Any amendments to or waivers of the Code of Business Conduct and Ethics will be promptly disclosed on the Company’s website. Any stockholder may request a printed copy of the Code of Business Conduct and Ethics by contacting Mr. Richard Kelley, Vice President, Chief Financial Officer and Secretary at 800.225.0135.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information as to the beneficial ownership of shares of the Company’s common stock as of the close of business on the record date (1) for any person or “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act, who, or which the Company knows, owns beneficially more than 5% of the outstanding shares of the Company’s common stock; (2) for the continuing directors and the nominees for director; and (3) for all directors and executive officers as a group. Unless otherwise noted, the address of each person listed below is 3710 Rawlins, Suite 1500, Dallas, Texas 75219.

	Amount and Nature
	of Beneficial		Percentage
Name and Address of Beneficial Owner	Ownership(1)		of Class(1)

Anthony J. Gumbiner	1,001,575	(2)	65.7%
Advisory Research, Inc.	227,804	(3)	14.9
Charles A. Crocco, Jr.	14,846	(4)	1.0
M. Garrett Smith	—	(5)	—
William L. Guzzetti	—	(6)	—
Amber M. Brookman	—	(7)	—
Richard Kelley	—	(5)	—
All directors and executive officers as a group (6 persons)	1,016,421		66.6%

(1)	Assumes, for each person or group listed, the exercise of all stock options or other rights held by that person or group that are exercisable within 60 days, according to Rule 13d-3(d)(1)(i) of the Securities Exchange Act, but the exercise of none of the derivative securities owned by any other holder of options.

(2)	Shares held indirectly through Hallwood Financial Limited, a corporation controlled by Mr. Gumbiner and members of his family. Mr. Gumbiner is an investor through Hallwood Family (BVI) L.P., a company controlled by Mr. Gumbiner, and holds a 4.26% profit interest in Hallwood Energy.

(3)	This information is derived from a Schedule 13G filed by Advisory Research, Inc. on February 13, 2009. Advisory Research Inc.’s reported address is 180 North Stetson St., Suite 5500, Chicago, Illinois 60601.

(4)	Mr. Crocco is an investor in Hallwood Energy.

(5)	Messrs. Smith and Kelley do not own any shares or hold any options to purchase shares of the Company.

(6)	Mr. Guzzetti does not own any shares or hold any options to purchase shares of the Company. He is an investor and holds a 4.26% profit interest in Hallwood Energy.

(7)	Ms. Brookman does not own any shares or hold any options to purchase shares of the Company. She is an investor in Hallwood Energy.

EXECUTIVE COMPENSATION

The following tables reflect compensation paid to the Company’s Chief Executive Officer, Chief Financial Officer and each of the other executive officers of the Company.

SUMMARY COMPENSATION TABLE FOR 2008

									Change in
									Pension
									Value and
									Nonqualified
								Non-Equity	Deferred
						Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary		Bonus		Awards	Awards	Compensation	Earnings	Compensation		Total
Position	Year	($)		($)		($)	($)	($)	($)	($)		($)

Anthony J. Gumbiner,	2008	996,000	(1)	0		0	0	0	0	6,200	(2)	1,002,200
Chairman, Chairman and Chief Executive Officer	2007	996,000	(1)	0		0	0	0	0	6,200	(3)	1,002,200
William L. Guzzetti	2008	312,500	(4)	9,660	(5)	0	0	0	0	3,483		325,643
President and Chief Operating Officer	2007	312,500	(4)	9,450	(5)	0	0	0	0	2,376		324,326
Amber M. Brookman	2008	317,538	(6)	1,040,412	(7)	0	0	0	0	10,794	(8)	1,368,744
President and Chief Executive Officer of Brookwood	2007	317,538	(6)	578,629	(7)	0	0	0	0	10,623	(9)	906,790
Melvin J. Melle,(10)	2008	223,717	(11)	9,660	(5)	0	111,105	0	0	273,993	(12)	618,475
Former Vice President, Chief Financial Officer and Secretary	2007	208,333		0		0	561,945	0	0	12,466	(13)	782,744
Richard Kelley	2008	116,955		0		0	0	0	0	3,918	(14)	120,873
Vice President, Chief Financial Officer and Secretary

(1)	Consists of consulting fees paid by the Company to Hallwood Investments Limited (“HIL”), an entity associated with Mr. Gumbiner. In addition, Mr. Gumbiner received a consulting fee of $150,000 in 2008 and $200,000 in 2007 from Hallwood Energy. None of the amounts paid to Mr. Gumbiner were for his service as a director of the Company.

(2)	The amount shown in the table is for Mr. Gumbiner’s life insurance premiums. In addition to the amounts shown in the table, during 2008, the Company reimbursed HIL $301,405 for business expenses in providing office space and administrative services, $109,849 for travel to and from the Company’s United States office, and certain other matters.

(3)	The amount shown in the table is for Mr. Gumbiner’s life insurance premiums. In addition to the amounts shown in the table, during 2007, the Company reimbursed HIL $182,745 for business expenses in providing office space and administrative services, $70,514 for travel to and from the Company’s United States office, and certain other matters.

(4)	In addition, Mr. Guzzetti received a salary of $208,333 from Hallwood Energy.

(5)	Consists of a special cash bonus in lieu of a matching contribution under the Company’s 401(k) Tax Favored Savings Plan.

(6)	Salary includes a $6,000 car allowance and $11,538 for unused vacation time.

(7)	Consists of annual bonus under compensation letter.

(8)	Includes $6,900 as matching contribution under Brookwood’s 401(k) Tax Favored Savings Plan.

(9)	Includes $6,750 as matching contribution under Brookwood’s 401(k) Tax Favored Savings Plan.

(10)	Effective as of December 15, 2008, Melvin J. Melle was no longer Vice President, Chief Financial Officer and Secretary or an employee of the Company.

(11)	Includes $15,384 for unused vacation time.

(12)	Includes $268,277 as payment provided by separation agreement dated December 15, 2008.

(13)	Includes $6,750 as matching contribution under the Company’s 401(k) Tax Favored Savings Plan.

(14)	Includes $3,509 as matching contribution under the Company’s 401(k) Tax Favored Savings Plan.

OPTION EXERCISES AND STOCK VESTED FOR 2008

Option Awards
Number of
Shares
	Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	($)

Melvin J. Melle	4,500	$111,105

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The only incremental payments to which named executive officers are entitled upon severance or change in control of the Company are provided under employment or consulting agreements.

Ms. Brookman participates in The Hallwood Group Incorporated 2005 Long-Term Incentive Plan For Brookwood Companies Incorporated. Under the plan, upon a change of control transaction, each participant is entitled to receive a cash payment equal to the sum calculated by (i) dividing the number of units held by that participant by the 10,000 total units authorized under the plan, and (ii) multiplying the result by 15% of the amount by which (a) the net fair market value of all consideration received by the Company or its stockholders as a result of the transaction exceeds (b) the sum of the liquidation preference plus accrued but unpaid dividends on the Series A Preferred Stock of Brookwood at the time of the transaction. At December 31, 2008, the sum of the liquidation preference plus accrued but unpaid dividends on the Series A Preferred Stock of Brookwood was $13,500,000. If the Board determines that certain specified officers, or other persons performing similar functions do not have, prior to the change of control transaction, in the aggregate an equity or debt interest of at least two percent in the entity with whom the change of control transaction is completed, then the minimum amount to be awarded under the plan shall be $2,000,000. In addition, the Company agreed that, if members of Brookwood’s senior management do not have, prior to a change of control transaction, in the aggregate an equity or debt interest of at least two percent in the entity with whom the change of control transaction is completed (exclusive of any such interest any such individual receives with respect to his or her employment following the change of control transaction), then the Company will pay Ms. Brookman an additional $2,600,000.

The Company is a party to a financial consulting agreement with HIL under which Mr. Gumbiner provides international consulting and advisory services to the Company and its affiliates. If the agreement is terminated for certain acts of dishonesty, fraud, willful misconduct, willful breach or repeated, habitual neglect, the agreement will terminate immediately. If the agreement is terminated by the Company for any other reason, then it must continue to pay the consulting fee to Mr. Gumbiner in effect at the time for the remainder of the term of the agreement. The agreement does not provide for any other severance or termination benefits.

The Company had an employment agreement with Mr. Melle. Mr. Melle’s employment agreement provided that the board of directors could terminate the agreement at any time for cause (defined as persistent incompetence or insubordination, willful misconduct, dishonesty or conviction of a felony), in which event the agreement and all rights to compensation would terminate immediately. Mr. Melle’s employment agreement provided that if the Company terminated the agreement for any other reason, then it must continue to pay the aggregate base salary in effect at the time for the remainder of the term of the agreement. Mr. Melle’s employment with the company was terminated effective as of December 15, 2008. In connection with Mr. Melle’s departure from the Company, Mr. Melle and the Company entered into a separation agreement dated December 15, 2008, pursuant to which Mr. Melle was entitled to receive a lump-sum payment in the amount of $268,277.

COMPENSATION OF DIRECTORS

The following table sets forth the amounts paid to the Company’s outside directors for their service as directors of the Company. Information concerning amounts paid to Mr. Gumbiner, the Company’s Chairman and Chief Executive Officer, is included in the preceding tables.

DIRECTOR COMPENSATION FOR 2008

	Fees Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)

Charles A. Crocco, Jr.	63,000	0	0	0	0	0	63,000
A. Peter Landolfo	63,000	0	0	0	0	0	63,000
M. Garrett Smith	63,000	0	0	0	0	1,500	64,500
J. Thomas Talbot	63,000	0	0	0	0	0	63,000

For the year ended December 31, 2008, each of the outside directors received director fees of $50,000. Board members are entitled to receive $500 for each day spent on business of the Company, other than attendance at board meetings. Mr. Smith was paid $1,500 under this per diem arrangement in 2008. As members of a special committee of independent directors of the Board, each of the outside directors received a meeting attendance fee of $1,000 for each of the thirteen meetings, totaling $13,000 in 2008. Each director is also reimbursed for expenses reasonably incurred in connection with the performance of his duties.

EMPLOYMENT AGREEMENTS

During the year ended December 31, 2008, the Company had an employment agreement with Mr. Melle. The employment agreement provided for payment of a minimum salary of $200,000 per year plus an annual bonus in an amount as may be determined by the board of directors. In addition, the employment agreement provided that the Company would maintain $500,000 of life insurance benefits and, for the year ended December 31, 2008, the Company paid a life insurance premium in the amount of $5,716. Mr. Melle’s employment agreement continued under the same terms and conditions until December 15, 2008 at which time it was terminated by the Company. The board of directors could terminate the agreement at any time for cause (defined as persistent incompetence or insubordination, willful misconduct, dishonesty or conviction of a felony), in which event the agreement and all rights to compensation would terminate immediately. The Company did not terminate the agreement for cause. Therefore, the terms of the agreement required the Company to continue to pay the aggregate base salary in effect at the time until December 31, 2008. In connection with Mr. Melle’s departure from the Company, Mr. Melle and the Company entered into a separation agreement dated December 15, 2008, pursuant to which Mr. Melle was entitled to receive a lump-sum payment in the amount of $268,277.

During the year ended December 31, 2007, Brookwood had a compensation letter (the “Letter”) with Ms. Brookman. The Letter provided for payment of a salary of $300,000 per year plus an annual bonus in an amount of the greater of 5% of Brookwood’s earnings before taxes (with certain adjustments) or a minimum of $300,000. In addition, the Letter provided for a car allowance of $500 per month. The Letter does not provide for severance or termination benefits. The minimum bonus Ms. Brookman will receive for any year is $300,000.

Report of the Audit Committee

The audit committee is composed of two directors and operates under an Amended and Restated Audit Committee Charter, adopted by the board of directors according to the rules and regulations of the NYSE Amex. The board of directors has determined that both of the members are independent, as defined by the NYSE Amex’s Listed Company Guide. The board of directors has determined that Mr. Smith is an “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”).

Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board generally accepted in the United States of America. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee also recommends to the board of directors the selection of the Company’s independent registered public accounting firm.

In this context, the audit committee reviewed and discussed the audited consolidated financial statements with both management and D&T. Specifically, the audit committee has discussed with D&T matters required to be discussed by the statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee received from D&T the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the audit committee concerning independence, and has discussed with D&T the issue of its independence from the Company.

It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in accordance with the standards of the Public Company Accounting Oversight Board generally accepted in the United States of America, and on the representations of the independent registered public accounting firm included in its report on the Company’s consolidated financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on the audit committee’s review of the audited financial statements and its discussions with management and D&T noted above and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Members of the Audit Committee of the Board of Directors of the Company

Charles A. Crocco, Jr. (Chairman)
M. Garrett Smith

PROCEDURES FOR DIRECTOR NOMINATIONS

As discussed above, as a “controlled company” under the rules of the NYSE Amex, the Company is not required to have a standing nominating committee or a written charter governing the nomination process. As a result, the full board of directors, of which each of the members other than Mr. Gumbiner are independent, serves that function.

The Company’s bylaws provide that a stockholder may nominate a person for election as a director at an annual meeting if written notice of the stockholder’s intent to make the nomination has been given to the Secretary of the Company at least 90 days in advance of the meeting or, if later, the tenth day following the first public announcement of the date of the meeting. Such notices must comply with the provisions of the bylaws.

In the event that a stockholder meeting the requirements and following the procedures of the bylaws was to propose a nominee, or if a vacancy occurs as a result of an increase in the number of directors, the board of directors will identify candidates with superior qualifications and personally interview them and, if appropriate, arrange to have members of management interview such candidates. Preferred candidates would display the highest personal and professional character and integrity and have outstanding records of accomplishment in diverse fields of endeavor. Candidates should have demonstrated exceptional ability and judgment and have substantial expertise in their particular fields. Candidates with experience relevant to the Company’s business would be preferred. The board of directors, upon evaluation and review of the candidates, would determine who to recommend to the stockholders for approval or to fill any vacancy. The board of directors would use the same criteria for evaluating nominees recommended by stockholders as for those referred by management or any director. The Company does not pay and does not anticipate paying any fees to third parties for identifying or evaluating candidates for director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2008, Ms. Brookman’s daughter, Amber Brookman, Jr., and son-in-law, Steven Lerman, were employees of Brookwood and received total compensation of $173,073 and $236,339, respectively.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

D&T served as the Company’s independent registered public accounting firm for the years ended December 31, 2008, 2007 and 2006 and has been selected to serve in that capacity again for the year ending December 31, 2009. A representative of D&T will be available at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if desired.

AUDIT FEES

All services rendered by D&T are pre-approved by the audit committee. D&T has or is expected to provide services to the Company in the following categories and amounts:

	Calendar Years Ended
	2008	2007

Audit fees(1)	$458,250	$466,775
Audit-related fees(2)	$37,000	$—
Tax fees(3)	$138,471	$109,251
All other fees(4)	$—	$—

(1)	Audit fees — These are fees for professional services performed by D&T for the audit of the Company’s annual consolidated financial statements and review of interim financial statements included in the Company’s Form 10-Q filings, and services that are normally provided in connection with statutory regulatory filings or engagements.

(2)	Audit-related fees — These are fees for assurance and related services performed by D&T that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes a review of the Company’s implementation of internal controls over financial reporting and response to comments received from the SEC.

(3)	Tax fees — These are fees for professional services performed by D&T with respect to tax compliance, tax advice and tax planning. This includes preparation or review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

(4)	All other fees — These are fees for other permissible work performed by D&T that does not meet the above category descriptions.

Pre-Approval Policy

The audit committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General

The audit committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services exceeding pre-approved cost levels requires specific pre-approval by the audit committee.

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee may delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

The annual audit services engagement terms and fees are subject to the specific pre-approval of the audit committee. The audit committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. In addition to the annual audit services engagement specifically approved by the audit committee, the audit committee may grant general pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide.

Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent registered public accounting firm. The audit committee believes that the provision of audit-related services does not impair the independence of the registered public accounting firm.

Tax Services

The audit committee believes that the independent registered public accounting firm can provide tax services to the Company, such as tax compliance, tax planning and tax advice without impairing the registered public accounting firm’s independence. However, the audit committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

All Other Services

The audit committee may grant pre-approval to those permissible non-audit services classified as “all other services” that it believes are routine and recurring services, and would not impair the independence of the registered public accounting firm.

Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm are established periodically by the audit committee. Any proposed services exceeding these levels requires specific pre-approval by the audit committee.

STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal for action at the 2010 annual meeting and wishes to have the proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act, the proposal must be submitted in writing to the Secretary of The Hallwood Group Incorporated, at 3710 Rawlins, Suite 1500, Dallas, Texas 75219 by December 18, 2009. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

The Company’s bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the board of directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company 90 days or more before the date of the annual meeting and must contain specified information and conform to certain requirements, as set forth in the bylaws.

If you wish to submit a proposal at the annual meeting, other than through inclusion in the proxy statement, you must notify the Company no later than February 12, 2010. If you do not notify the Company of your proposal by that date, the Company will exercise its discretionary voting power on that proposal.

In addition, if you submit a proposal outside of Rule 14a-8 of the Securities Exchange Act for the 2010 annual meeting, and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then the Company’s proxy or proxies may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s securities, to file reports of ownership and changes of ownership with the SEC and the NYSE Amex. Officers, directors and 10% stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by them.

Based solely on review of copies of the forms received, the Company believes that, during the last fiscal year, all filings under Section 16(a) applicable to its officers, directors and 10% stockholders were timely.

OTHER BUSINESS

The Company is not aware of any other business to be presented at the annual meeting. All shares represented by proxies will be voted in favor of the nominees for director set forth in this proxy statement, unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, the Company’s proxy holders will vote on those matters according to their best judgment.

Please note, however, that if your shares of common stock are voted against the nominees for director, the proxy holders will not use their discretion to vote your shares in favor of any adjournment or postponement of the annual meeting.

By order of the Board of Directors

RICHARD KELLEY
Secretary

April 17, 2009

Annex A

CERTIFICATE OF AMENDMENT TO
SECOND RESTATED CERTIFICATE OF INCORPORATION
of
THE HALLWOOD GROUP INCORPORATED

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is The Hallwood Group Incorporated.

2. The Second Restated Certificate of Incorporation of the corporation is hereby amended by striking out the FIFTH article thereof and by substituting in lieu of said article the following new article:

“FIFTH: The business and property of the corporation shall be managed by a Board of Directors. The number of directors constituting the board shall be such number not less than three nor more than fourteen as shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors.”

3. The amendment to the Second Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on this   day of          , 2009.

By:

Name:

Title: